Exhibit 99.1

SECURE COMPUTING CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2008

(in thousands)

	Secure (a)	IAM (b)	Pro Forma Adjustments		Pro Forma
Assets
Cash and cash equivalents	$21,312	$(88)	$10,482	(c)(d)(e)	$31,706
Restricted cash	327	—	8,562	(f)	8,889
Accounts receivable, net	61,101	(4,130)	—		56,971
Inventory, net	6,556	(831)	—		5,725
Other current assets	18,025	(727)	—		17,298

Total current assets	107,321	(5,776)	19,044		120,589

Property and equipment, net	21,799	(685)	—		21,114
Goodwill	528,416	—	—		528,416
Intangibles, net	53,677	(420)	—		53,257
Other assets, net of current portion	11,268	(163)	(24	)(e)	11,081

Total assets	$722,481	$(7,044)	$19,020		$734,457

Liabilities and stockholders’ equity
Accounts payable	$10,666	$(88)	2,480		$13,058
Accrued payroll	10,107	(292)	—		9,815
Accrued expenses	15,471	(171)	—		15,300
Acquisition reserves	454	—	—		454
Deferred revenue	125,462	(8,932)	—		116,530

Total current liabilities	162,160	(9,483)	2,480		155,157

Acquisition reserves, net of current portion	657	—	—		657
Deferred revenue, net of current portion	59,888	(2,566)	—		57,322
Deferred tax liability	9,906	—	—		9,906
Debt, net of fees	41,641	—	(41,641	)(d)	—
Other liabilities	1,497	—	—		1,497

Total liabilities	275,749	(12,049)	(39,161)		224,539

Convertible preferred stock	71,213	—	—		71,213

Stockholders’ equity	375,519	5,005	58,181	(g)(h)	438,705

Total liabilities and stockholders’ equity	$722,481	$(7,044)	$19,020		$734,457

See accompanying note to unaudited pro forma combined financial statements.

SECURE COMPUTING CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2007

(in thousands, except per share amounts)

	Secure (i)	IAM (b)	Pro Forma Adjustments		Pro Forma
Revenues:
Products	$127,042	$(21,820)	—		$105,222
Services	74,662	(10,432)	—		64,230
Other	36,201	(199)	—		36,002

Total revenues	237,905	(32,451)	—		205,454

Cost of revenues:
Products	39,938	(4,993)	—		34,945
Services	16,317	—	—		16,317
Other	5,889	(44)	—		5,845
Amortization of purchased intangibles	7,828	—	—		7,828

Total cost of revenues	69,972	(5,037)	—		64,935

Gross profit	167,933	(27,414)	—		140,519

Operating expenses:
Selling and marketing	120,048	(1,252)	—		118,796
Research and development	43,991	(4,147)	—		39,844
General and administrative	15,990	(127)	—		15,863
Amortization of purchased intangibles	10,858	—	—		10,858

Total operating expenses	190,887	(5,526)	—		185,361

Operating loss	(22,954)	(21,888)	—		(44,842)
Other expense	(6,800)	—	6,693	(j)	(107)

Loss before taxes	(29,754)	(21,888)	6,693		(44,949)
Income tax expense	(5,302)	110	—		(5,192)

Net loss	(35,056)	(21,778)	6,693		(50,141)
Preferred stock accretion	(3,723)	—	—		(3,723)

Net loss applicable to common shareholders	$(38,779)	$(21,778)	$6,693		$(53,864)

Basic and diluted loss per share	$(0.59)				$(0.82)
Weighted average shares outstanding - basic and diluted	66,063				66,063

See accompanying note to unaudited pro forma combined financial statements.

SECURE COMPUTING CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2008

(in thousands, except per share amounts)

	Secure (a)	IAM (b)	Pro Forma Adjustments		Pro Forma
Revenues:
Products	$57,767	$(8,890)	—		$48,877
Services	40,973	(5,531)	—		35,442
Other	23,667	(717)	—		22,950

Total revenues	122,407	(15,138)	—		107,269

Cost of revenues:
Products	21,752	(2,416)	—		19,336
Services	8,636	—	—		8,636
Other	3,817	(71)	—		3,746
Amortization of purchased intangibles	3,848	—	—		3,848

Total cost of revenues	38,053	(2,487)	—		35,566

Gross profit	84,354	(12,651)	—		71,703

Operating expenses:
Selling and marketing	61,363	(1,085)	—		60,278
Research and development	24,731	(1,944)	—		22,787
General and administrative	10,949	(62)	—		10,887
Amortization of purchased intangibles	4,514	—	—		4,514
Litigation settlement	9,180	—	—		9,180

Total operating expenses	110,737	(3,091)	—		107,646

Operating loss	(26,383)	(9,560)	—		(35,943)
Other expense	(1,856)	—	1,741	(j)	(115)

Loss before taxes	(28,239)	(9,560)	1,741		(36,058)
Income tax expense	(1,186)	10	—		(1,176)

Net loss	(29,425)	(9,550)	1,741		(37,234)
Preferred stock accretion	(1,932)	—	—		(1,932)

Net loss applicable to common shareholders	$(31,357)	$(9,550)	$1,741		$(39,166)

Basic and diluted loss per share	$(0.46)				$(0.58)
Weighted average shares outstanding - basic and diluted	67,667				67,667

See accompanying note to unaudited pro forma combined financial statements.

NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS OF SECURE COMPUTING

NOTE 1 ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The adjustments to the unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 and the pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and for the six months ended June 30, 2008, in connection with the divestiture of the identity and access management (“IAM”) product line are presented below:

(a)	Historical Secure from Secure Computing Corporation’s Form 10-Q as of and for the six months ended June 30, 2008.

(b)	Represents the balance sheet and the statement of operations for the periods presented for the IAM product line. Excluded from the statement of operations are certain expenses allocated to the IAM product line such as selling and marketing, research and development and general and administrative expenses, which will not be transferred to Aladdin Knowledge Systems Ltd. (“Aladdin”).

(c)	This adjustment represents the portion of the cash received from Aladdin that is not classified as restricted or being used to repay debt, net of transaction costs and inventory-related adjustments, for the purchase of the IAM product line.

(d)	This adjustment reflects the repayment of the term debt as required by the debt agreement as a result of the divestiture transaction. Cash received from Aladdin in connection with the Asset Purchase Agreement will be used to repay the debt. Upon repayment of the term debt Secure will write-off, to interest expense, $2.4 million in deferred financing fees.

(e)	This adjustment represents the cash received from Aladdin for their portion of the Concord, CA rent deposit.

(f)	This adjustment represents the portion of the purchase price received from Aladdin that was deposited with an escrow agent to be available to satisfy amounts owed by Secure to Aladdin under the Asset Purchase Agreement in accordance with the terms of an escrow agreement.

(g)	This adjustment reflects expected Alternative Minimum Tax (“AMT”) applicable to the estimated taxable gain.

(h)	This adjustment represents the estimated gain on the sale of the IAM product line net of the AMT noted in (g) above.

(i)	Historical Secure from Secure Computing Corporation’s Form 10-K for the year ended December 31, 2007.

(j)	This adjustment represents the reduction in interest expense as a result of the debt repayment noted in (d) above.